Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 014, LLC", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MAY, A.D. 2020, AT 12:56 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7965387 8100
SR# 20203707803

Authentication: 202912895
Date: 05-11-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:56 PM 05/11/2020
FILED 12:56 PM 05/11/2020
SR 20203707803 - File Number 7965387

CERTIFICATE OF FORMATION

OF

MASTERWORKS 014, LLC

1. The name of the limited liability company is Masterworks 014, LLC.

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 11th day of May, 2020.

Jared W. Poplin, Organizer